SUB-ITEM 77 C:  Submission
of matters to a vote of security holders


FEDERATED PREMIER INTERMEDIATE
MUNICIPAL INCOME FUND
An Annual Meeting of Fund shareholders
(Common Shares and Preferred Shares)
was held on September
17, 2010. On July 8, 2010, the record
 date for shareholders voting at
the meeting, there were 6,963,400
total outstanding shares. The following
item was considered by shareholders and
the results of their voting
are listed below. Unless otherwise noted,
 each matter was approved.
Election of four Class I Trustees -
 Common Shares and Preferred Shares:
1. John F. Donahue
For





Withheld
Authority
to Vote
6,533,736

105,887

2. John T. Conroy, Jr.
For





Withheld
Authority
to Vote
6,506,124

123,061

3. Maureen Lally-Green
For





Withheld
Authority
to Vote
6,500,849

133,499

3. Thomas M. O'Neill
For





Withheld
Authority
to Vote
6,516,562

138,773


An Annual Meeting of Fund shareholders
(Preferred Shares) was held on September
17, 2010. On July 8,
2010, the record date for shareholders
 voting at the meeting, there were 1,676
total outstanding shares. The
following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
Election of Two Trustees - Preferred Shares only:
1. Peter E. Madden
For





Withheld
Authority
to Vote
595

9

2. John S. Walsh
For





Withheld
Authority
to Vote
595

9

The following Trustees of the Fund
 continued their terms as Trustees of the
Fund:  J. Christopher Donahue,
Nicholas P. Constantakis, John F. Cunningham,
Charles F. Mansfield, Jr., R. James Nicholson and James F. Will.

The Definitive Proxy Statement for this
Annual Meeting was filed with the Securities and Exchange Commission on July 21, 2010, and is incorporated by reference. (File No.
811-21249)